Exhibit 5.1

                         HORWITZ, CRON & ARMSTRONG, LLP
                                Attorneys at Law

                           26475 Rancho Parkway South
                          Lake Forest, California 92630
                            Telephone (949) 540-6540
                            Facsimile (949) 540-6578


                                 August 22, 2011

United States Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re: Goff Corporation

Dear Sir or Madam:

The law firm of Horwitz, Cron & Armstrong, LLP (the "Firm"), has acted as special counsel for Goff Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S1 (the "Registration Statement"), dated July 31, 2011, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 7,090,000 shares of the Company's common stock to be sold by selling shareholders (the "Common Stock"). Such shares are to be registered under the Registration Statement, and the related Prospectus to be filed with the Commission. The details of the offering are described in the Registration Statement on Form S1.

We have examined instruments, documents and records, which we have deemed relevant and necessary for the basis of this opinion hereinafter expressed. We have done so in light of all applicable laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. The instruments, document and records we have examined include, among other items, the following:

     1.   The Registration Statement;
     2.   The Articles of Incorporation;
     3.   Initial List of Officers, Directors and Resident Agent;
     4.   Bylaws.

To our knowledge, the Company is not a party to any legal proceedings, there are no known judgments against the Company, nor are there any actions or suits filed or threatened against it or has no known claim, actions or inquiries from any federal, state or other government agency, other than as may be set forth in the registration statement. We are not aware of any claims against the Company or any reputed claims against it at this time, other than as may be set forth in the registration statement.

The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, in which the officer or director is or may be made a party by reason of his being or having been such a director or

United States Securities and Exchange Commission
Page 2 of 2


officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

Based on our examination of the documents provided to this office, information received from the Company, analysis of the applicable laws and judicial interpretations, we are of the opinion that the Common Stock to be sold by various selling shareholders is duly authorized and legally issued, fully paid and non-assessable shares.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we specifically do not allege to being an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued there under, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Sincerely,

                                    HORWITZ, CRON & ARMSTRONG, LLP


                                    /s/ Horwitz, Cron & Armstrong, LLP
                                    -------------------------------------------